UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Kellanova

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

This Schedule 14A relates solely to preliminary communications made prior to furnishing security holders of Kellanova (the “Company”) with a definitive proxy statement related to a proposed transaction with Mars, Incorporated (“Parent”), in which Merger Sub 10VB8, LLC, a Delaware limited liability company (“Merger Sub”) will merge with and into the Company, with the Company continuing as the surviving corporation, such that following the merger, the Company will be a wholly-owned direct or indirect subsidiary of Acquiror 10VB8, LLC, a Delaware limited liability company (“Acquiror”) (collectively, the “Transaction”), upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 13, 2024 (the “Merger Agreement”), by and among the Company, Merger Sub, Acquiror and, solely for the limited purposes specified in the Merger Agreement, Parent.

This Schedule 14A filing consists of a blog post from Steve Cahillane circulated to all employees on September 16, 2024.

Shoulder to Shoulder with Steve Cahillane

My visit to Mars

Last week I was excited to join Andrew Clarke, President of Global Snacking at Mars, and talk with his top leaders from around the world. We met at the Mars offices on Goose Island in Chicago, just a few miles away from our Wells St. office.

I want to share with you a few snapshots from the event and some of my takeaways.

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Just like here, you can feel the culture at Mars as soon as you walk in the door. As you’ll see from the couple of pictures, it is a very cool space. Their branding is very similar to ours – vibrant and bold.

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Everyone was welcoming and enthusiastic to learn more about Kellanova. They are definitely fans of our Kellanova brands. Several people had a story they wanted to share with me about one of their favorites.

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I talked about how I truly believe this move will accelerate Kellanova’s transformation and create new and exciting opportunities for our people, our brands, our customers and our suppliers. I gave a few examples of the future potential we have…such as how their expertise in front-end check outs and in convenience could accelerate growth of our snacking brands; and how our depth in Africa could accelerate their brand growth there.

•

Speaking about global growth, they were interested to know what our next big global brand should be. I said it was definitively Cheez-It, and we’re making a huge splash with its launch in Europe, which I told them is amongst the best I’ve ever seen.

•	Some of the other things they were curious about included:

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What role sustainability plays in our strategy. I told them how our Better Days Promise is foundational to our strategy and that together with their Sustainable in a Generation Plan, we can make 1+1=3, accelerating our progress together at scale

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The growth potential for cereal in international markets. I explained that we kept international cereal because we love the business. And then added a bit about the specific role that cereal plays in each region - in KEU, it’s foundational for scale to build our snacks biz; and it grows like a snack in KLA and AMEA.

•	How Kellanova unlocks conditions within emerging markets to win leveraging the affordability pyramid.

•	Enhancing the shopper experience and earning the right to be in the shopper’s basket. Here I shared how Pringles is building strong incrementality.

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The role of digitization at Kellanova and the potential for the future. I spoke about our progress to date, including our smart factories, and the potential for the future across both businesses. Mars is making good headway here as well.

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What is it that Kellanova people care most about. I spoke to them about our Culture of Best and our values, as well as the importance of quality and integrity of product, passion and love for our brands and people.

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Last, they wanted to know more about Mr. Kellogg and how we’ve kept our founder’s legacy alive at Kellanova. My answer seemed to really resonate with their leaders, as it prompted spontaneous applause, connecting to Mars’ strong founders with both the Mars and Wrigley families.

Afterwards, we heard feedback that the Mars Snacking leaders felt the session was engaging, painted a vibrant picture of Kellanova and our culture, and got them even more excited about our brands. They also are looking forward to what they can learn from us at Kellanova and how we are differentiating, driving and, most of all, delivering.

As we’ve said, this is the beginning of the journey, and it is business as usual until the transaction closes. We will keep our teams updated as the integration process progresses.

Be sure to keep visiting K Connect and the internal resource site for all the latest information, and if you have questions, send them to the askus@kellanova.com email box. We’ll be sharing more answers to top questions in some short videos coming soon.

By the way, did you notice that Andrew was wearing another pair of very cool M&M sneakers at this meeting? I have to step up my shoe game. David Lee, expect a call about some Pringles Crocs!

You can learn a bit more about the Goose Island space and all it offers here: Mars opens transformative $42m Snacking research and development hub in Chicago | Mars Global

What it looks like to enter the Mars office at Goose Island.

You really do feel the culture and pride the Martians have for their brands and business.

This is an indoor garden that is shaped like a baseball diamond in honor of the Wrigley family’s 60-year association with the Chicago Cubs baseball team.

Even the stairs are branded at Goose Island.

Isn’t this a great backdrop? Be sure to notice these M&M sneakers Andrew Clarke was sporting.

Some of you have asked if they have a company store. Indeed, they do.

You can get M&Ms in every color of the rainbow at the Mars company store!

It was a good visit and my thanks to Andrew for inviting me to join the Mars Global Snacking leaders.

*   *   *

Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition (the “Merger”) of Kellanova (the “Company”) by Mars, Inc., stockholder and regulatory approvals, the expected timetable for completing the Merger, the excepted continued benefits to employees in light of the Merger, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders in connection with the Merger; the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the merger agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory, and economic developments; risks that the proposed transaction disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers. The Company can give no assurance that the conditions to the Merger will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause the actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 30, 2023 filed with the United States Securities and Exchange Commission (the “SEC”) and in any other SEC filings made by the Company. The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and, except as required by applicable law, the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information about the Proposed Merger and Where to Find It

A meeting of stockholders of the Company will be announced as promptly as practicable to seek Company stockholder approval in connection with the Merger. In connection with the proposed Merger, the Company has filed with the SEC a preliminary proxy statement. The Company intends to file a definitive proxy statement, as well as other relevant materials, with the SEC relating to the Merger. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Merger. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company expects to file with the SEC in connection with the Merger. THE COMPANY URGES INVESTORS TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND THESE OTHER MATERIALS FILED WITH THE SEC OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the Merger or other responses in relation to the Merger should be made only on the basis of the information contained in the proxy statement. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (https://investor.Kellanova.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at https://investor. Kellanova.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth under the captions “Proposal 1—The Merger—Interests of Kellanova’s Directors and Officers” and “Certain Beneficial Owners of Common Stock –Officer and Director Stock Ownership” sections of the preliminary proxy statement filed with the SEC on September 11, 2024, under the captions “Proposal 1–Election of Directors,” “Corporate Governance,” “Board and Committee Membership,” “2023 Director Compensation and Benefits,” “Directors’ Compensation Table,” “Compensation and Talent Management Committee

Report–Compensation Discussion and Analysis,” “Executive Compensation,” “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” “Potential Post-Employment Payments,” “Pay versus Performance,” “CEO Pay Ratio” and “Stock Ownership–Officer and Director Stock Ownership” sections of the definitive proxy statement for the Company’s 2024 annual meeting of shareowners, filed with the SEC on March 4, 2024, under the caption “Executive Officers” of Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 20, 2024, in the Company’s Current Reports on Form 8-K filed with the SEC on January 12, 2024, February 22, 2024, and May 1, 2024 and in the Company’s January 12, 2024 press release found on its Investor Relations page at https://investor.Kellanova.com, relating to the appointment of President Kellanova North America and President, Kellanova Latin America. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at https://investor.Kellanova.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that the Company expects to file in connection with the Merger and other relevant materials the Company may file with the SEC.